UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2007

CRAFT COLLEGE INC.

(Exact name of registrant as specified in charter)

Utah	20-4475522
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

1950 Stemmons Freeway, Suite 5001, Dallas Texas	75207
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 891-9672

N/A

(Former name or former address, if changed since last report)

Item 8.01 OTHER EVENTS.

On June 1, 2007 Craft College Inc. issued a press release announcing that it has entered into an agreement with Ocean West Productions, a film and TV production company for the exclusive promotional rights to various segments of Craft College's award winning fly-fishing series, 'Expert Techniques for Still Waters' staring Brian Chan. The company announced that the agreement grants Ocean West the exclusive rights to cutaways of various segments of Craft College's award winning fly fishing DVD, including technical aspects of fly tying and entomology. Ocean West Productions' will produce twelve episodes airing for 52 weeks starting November of this year.

In other news the company announced pre-production work on its newest line of instructional craft DVDs, a three part series on candle making.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

c) Exhibits

The following exhibits are furnished with this Form 8-K:

99.1 Press Release dated June 1, 2007: Craft College Inc Announces Agreement with Television Production Company and Pre Production of Fourth Series of Craft DVDs

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

CRAFT COLLEGE INC.

Signature	Title	Date

PAT CASTILLO Pat Castillo	President, Chief Executive Officer, Chief Financial Officer, Secretary and Director	June 4, 2007